UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 14, 2012

DYNEX CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-9819	52-1549373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4991 Lake Brook Drive, Suite 100 Glen Allen, Virginia		23060
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code

(804) 217-5800

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Dynex Capital, Inc. (the Company) held its annual meeting of shareholders on May 14, 2012, at which three proposals were submitted to the Company’s shareholders. The proposals are described in detail in the Company’s proxy statement for the annual meeting filed with the Securities and Exchange Commission on April 3, 2012. A quorum of shares was present for the annual meeting, and the final results for the votes regarding the proposals are set forth below.

Proposal 1 – Shareholders elected six directors to serve for a one-year period until the 2013 Annual Meeting of Shareholders and until their successors have been elected and duly qualified. The name of each director elected, and the votes cast for such individuals, are set forth below:

Name	For	Withheld	Broker Non-Votes
Thomas B. Akin	28,971,581	231,533	20,496,014
Byron L. Boston	28,977,895	225,219	20,496,014
Michael R. Hughes	28,743,586	459,528	20,496,014
Barry A. Igdaloff	28,948,080	255,034	20,496,014
Daniel K. Osborne	28,639,431	563,683	20,496,014
James C. Wheat, III	28,738,343	464,771	20,496,014

Proposal 2 – Shareholders approved, in an advisory and non-binding vote, the compensation of the Company’s named executive officers, as disclosed in the proxy statement. The votes regarding Proposal 2 were as follows:

For	Against	Abstentions	Broker Non-Votes
28,280,166	819,578	103,370	20,496,014

Proposal 3 – Shareholders approved a proposal to ratify the Company’s selection of BDO USA, LLP as independent certified public accountants to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2012. The votes regarding Proposal 3 were as follows:

For	Against	Abstentions	Broker Non-Votes
49,379,876	198,799	120,453	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEX CAPITAL, INC.

Date: May 18, 2012	By:	/s/ Stephen J. Benedetti
Stephen J. Benedetti
Executive Vice President, Chief Operating Officer and Chief Financial Officer